Exhibit 99.1

Thursday, March 21, 2019

Company Press Release

Source: Salisbury Bancorp, Inc.

Contact:

Peter Albero

Executive Vice President and Chief Financial Officer

860-435-9801 or palbero@salisburybank.com

FOR IMMEDIATE RELEASE

SALISBURY TO PRESENT AT THE FIG PARTNERS NEWARK INVESTOR DAY

Lakeville, Connecticut, March 21, 2019/Globe Newswire…..Salisbury Bancorp, Inc. (“Salisbury”), NASDAQ: “SAL”, the holding company for Salisbury Bank and Trust Company (the “Bank”), announced today that its President and Chief Executive Officer, Richard J. Cantele, Jr. and Executive Vice President and Chief Financial Officer, Peter Albero, will make a presentation at the FIG Partners Newark Investor Day in Newark, New Jersey held on March 21, 2019.

Presentation slides are available in the Shareholder Relations section of Salisbury’s website at salisburybank.com under News & Market Information/Presentations.

About Salisbury Bancorp, Inc.

Salisbury Bancorp, Inc. is the parent company of Salisbury Bank and Trust Company, a Connecticut chartered commercial bank serving the communities of northwestern Connecticut and proximate communities in New York and Massachusetts, since 1848, through full service branches in Canaan, Lakeville, Salisbury, and Sharon, Connecticut; Great Barrington, Sheffield, and South Egremont, Massachusetts; and Dover Plains, Fishkill, Millerton, Newburgh, New Paltz, Poughkeepsie, and Red Oaks Mill, New York. Salisbury Bank offers a full complement of consumer and business banking products and services as well as trust and wealth advisory services.